Exhibit 4.5

SECOND AMENDMENT TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Amendment”), which amends the Amended and Restated Investors’ Rights Agreement, dated as of March 14, 2007, as further amended on November 12, 2007 (the “Rights Agreement”), by and among Data Domain, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A thereto, is entered into this 15th day of November, 2007 by and among the Company and holders of a majority of the Registrable Securities (as defined in the Rights Agreement), listed on the signature pages hereto, on behalf of all of the parties to the Rights Agreement.

RECITALS

WHEREAS, Section 3.7 of the Rights Agreement provides that any term of the Rights Agreement (other than Sections 2.1, 2.2 and 2.3) may be amended, and the observance of any provision therein waived, with the written consent of the Company and the holders of a majority of the Registrable Securities (as such term is defined in the Rights Agreement);

WHEREAS, Section 1.3 of the Rights Agreement sets forth the terms and conditions regarding the Company’s obligation to register under the Securities Act of 1933, as amended, Registrable Securities in connection with the Company’s registration and public offering of its securities;

WHEREAS, with respect to the Company’s proposed public offering of its common stock pursuant to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 1, 2007, Registration No. 333-147092, as amended, the Company and the holders of a majority of the Registrable Securities agree that such public offering should proceed with a different allocation of shares than would be prescribed under such Section 1.3 of the Rights Agreement; and

WHEREAS, the Company and holders of a majority of the Registrable Securities (as holders of a majority of the Registrable Securities of the Company) hereby desire to amend Section 1.3 of the Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual promises, and all other terms and conditions contained herein, the parties hereto hereby agree as follows:

AGREEMENT

1. Amendment of Section 1.3 of the Rights Agreement. The following clause shall replace Section 1.3(d) of the Rights Agreement in its entirety:

“(d) 2007 Piggyback Registration. Notwithstanding anything to the contrary in this Agreement, in connection with the public offering of shares of the Company’s common stock pursuant to the Company’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on November 1, 2007, Registration No. 333-147092, as amended (the “Follow-on Offering”), the allocation of Registrable Securities, together with the common stock held by certain other stockholders of the Company (and their affiliates) to be included in the Follow-on Offering shall be as follows:

(i) With respect to the firm portion of the Follow-on Offering in which the Company will issue and sell 2,800,000 shares of its common stock and certain stockholders of the Company (the “Selling Stockholders”) will offer and sell 3,200,000 shares of the Company’s common stock, the shares to be sold by the Selling Stockholders shall be allocated as follows:

Selling Stockholder	Maximum Number Of Shares To Be Sold
Greylock XI Limited Partnership	889,638
Greylock XI Principals LLC	101,603
Greylock XI-A Limited Partnership	24,785
New Enterprise Associates 10, L.P.	965,385
NEA Ventures 2002, L.P.	3,791
Sutter Hill Ventures	328,051
Ronald D. Bernal and Pamela M. Bernal as Trustees of the Bernal Family Trust U/D/T 11/3/95	14,268
Kai Li	126,818
Frank Slootman	0
Frank Slootman and Brenda L. Slootman, as Community Property	227,780
Michael P. Scarpelli	34,452
Daniel R. McGee	36,694
David Schneider and Barbara Plechner Schneider	51,672
Neil Ater	100,000
Brian Biles	84,545
Tench Coxe and Simone Otus Coxe, Co-Trustees of the Coxe Revocable Trust U/A/D 4/23/98	6,114
Wells Fargo Bank, Trustee SHV Profit Sharing Plan FBO Tench Coxe	19,457
Rooster Partners, LP	6,602
Katya Falakshashi	4,493
Patterson Family Trust 2000	45,796
David Sangster	22,466
Beth White	29,954
Ming Benjamin Zhu	75,636
Total	3,200,000

In the event that any of the Selling Stockholders are required to sell less than the number of shares listed in the table above or are excluded from participating in the Follow-on Offering because they are unable to provide the required documentation to enable participation in the Follow-on Offering or otherwise, the Chief Executive Officer and Chief Financial Officer of the Company may reallocate such shares to the other Selling Stockholders in their sole discretion such that the total amount sold shall continue to equal 3,200,000 shares.

(ii) With respect to the over-allotment portion (the “Over-Allotment Portion”) of the Follow-on Offering in which the Company will issue and sell 420,000 shares of its common stock and the Selling Stockholders will offer and sell 480,000 shares of the Company’s common stock, the shares to be sold by the Selling Stockholders shall be allocated as follows:

Selling Stockholder	Maximum Number Of Shares To Be Sold
Greylock XI Limited Partnership	140,022
Greylock XI Principals LLC	15,382
Greylock XI-A Limited Partnership	3,753
New Enterprise Associates 10, L.P.	151,491
NEA Ventures 2002, L.P.	574
Sutter Hill Ventures	49,666
Ronald D. Bernal and Pamela M. Bernal as Trustees of the Bernal Family Trust U/D/T 11/3/95	2,160
Kai Li	19,200
Frank Slootman	12,265
Frank Slootman and Brenda L. Slootman, as Community Property	22,220
Michael P. Scarpelli	5,216
Daniel R. McGee	5,556
David Schneider and Barbara Plechner Schneider	7,823
Brian Biles	12,800
Tench Coxe and Simone Otus Coxe, Co-Trustees of the Coxe Revocable Trust U/A/D 4/23/98	925
Wells Fargo Bank, Trustee SHV Profit Sharing Plan FBO Tench Coxe	2,946
Rooster Partners, LP	999
Katya Falakshashi	681
Patterson Family Trust 2000	6,933
David Sangster	3,401
Beth White	4,536
Ming Benjamin Zhu	11,451
Total	480,000

In the event that any of the Selling Stockholders listed in the table above are required to sell less than the number of shares listed in the table above or are excluded from participating in the Follow-on Offering because they are unable to provide the required documentation to enable participation in the Follow-on Offering or otherwise, the Chief Executive Officer and Chief Financial Officer of the Company may reallocate such shares to the other Selling Stockholders in their sole discretion such that the total amount sold shall continue to equal 480,000 shares.

(iii) In the event that in connection with the Follow-on Offering, the underwriters do not fully exercise their over-allotment option such that less than an aggregate of 900,000 shares of the Company’s common stock are sold by the Company and the Selling Stockholders in the Over-Allotment Portion, the shares of Registrable common stock to be sold in the Over-Allotment Portion shall be reduced on a pro rata basis based upon the allocation of shares to the Company and the selling stockholders set forth in Section 1(c)(ii) above.

2. Rights Agreement. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect. In the event of any inconsistency or conflict between this Amendment and the Rights Agreement, the terms, conditions and provisions of this Amendment shall govern and control.

3. Entire Agreement. This Amendment and the Rights Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

DATA DOMAIN, INC.

By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli
Chief Financial Officer

Address:	2300 Central Expressway Santa Clara, CA 95050

INVESTORS:

NEW ENTERPRISE ASSOCIATES 10, L.P.

By:	NEA Partners 10, L.P.
Its General Partner

By:	/s/ Scott D. Sandell
Name:	Scott D. Sandell
Title:	General Partner
Address:	1119 St. Paul St. Baltimore, MD 21202

[Signature Page to Amendment to Data Domain, Inc.

Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTORS:

GREYLOCK XI LIMITED PARTNERSHIP

By:	Greylock XI GP Limited Partnership,
its General Partner

By:	/s/ Donald A. Sullivan
Donald A. Sullivan
Title:	Administrative Partner
Address:	880 Winter Street
Waltham, MA 02451

GREYLOCK XI-A LIMITED PARTNERSHIP

By:	Greylock XI GP Limited Partnership,
its General Partner

By:	/s/ Donald A. Sullivan
Donald A. Sullivan
Title:	Administrative Partner
Address:	880 Winter Street
Waltham, MA 02451

GREYLOCK XI PRINCIPALS LLC

By:	Greylock Management Corporation,
Sole Member

By:	/s/ Donald A. Sullivan
Donald A. Sullivan
Title:	Treasurer
Address:	880 Winter Street
Waltham, MA 02451

[Signature Page to Amendment to Data Domain, Inc.

Amended and Restated Investors’ Rights Agreement]